UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 23, 2003

Commission file number 0-3821

GENCOR INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-3821	59-0933147
(State or other jurisdiction of incorporated or organization)	Commission File Number	(I.R.S. Employer Identification No.)

5201 North Orange Blossom Trail, Orlando, Florida	32810
(Address of principal executive offices)	(Zip Code)

(407) 290-6000

(Registrant’s telephone number, including area code)

Item 7. Exhibits

Exhibits No.	Item
99.1	Press Release dated July 23, 2003

Item 9. Regulation FD Disclosure.

On July 23, 2003, Gencor Industries, Inc. (“Gencor”) issued a press release announcing its third quarter 2003 earnings. A copy of the press release is attached as Exhibit 99.1.

This information is furnished under both “Item 9. Regulation FD Disclosure” and “Item 12. Results of Operations and Financial Condition.” Further, the “Item 12” information is being furnished under Item 9 in accordance with SEC Release No. 33-8216, as supplemented by interim guidance from the SEC.

The information in the Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GENCOR INDUSTRIES, INC.

July 23, 2003	By:	/s/ E.J. Elliott
E.J. Elliott, Chairman and President

GENCOR INDUSTRIES, INC.

July 23, 2003	By:	/s/ Scott W. Runkel
Scott W. Runkel, Chief Financial Officer